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                                                             EXHIBIT (99)

                                  ONEOK, Inc.
                          STOCK COMPENSATION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

1. Purposes.

   The purposes of this Plan are (a) to provide competitive incentives that will enable the Company to attract, retain, motivate, and reward Non-Employee Directors of the Company, and (b) to give the Company's Non-Employee Directors an interest parallel to the interests of the Company's shareholders generally.

2. Definitions.

   Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

   (a) "Beneficiary" means a person or entity (including a trust or estate), designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom the Participant's rights under the Plan shall pass in the event of the death of the Participant.

   (b) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

   (c) "Change in Control" means any of the following:

       (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary, an employee benefit plan of the Company or a Subsidiary, or any person acting on behalf of the Company or a Subsidiary in a distribution of stock to the public, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifteen percent of the combined voting power of the Company's then outstanding securities;

       (ii) shareholders of the Company approve (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a Subsidiary or owned by shareholders of the Company in substantially the same proportions as their ownership of Common Stock, (B) a plan of complete liquidation, or
              (C) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger in which the holders of Common Stock immediately prior to the merger will have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

       (iii) the persons who were members of the Board of Directors immediately before a tender or exchange offer by any person other than the Company or a Subsidiary, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board of Directors as a result of such transaction or transactions.

   (d) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

   (e) "Committee" means the Committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 10(a), below.

   (f) "Common Stock" means common stock, $.01 par value, of the Company.





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   (g) "Company" means ONEOK, Inc., an Oklahoma corporation its successors and assigns.

   (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

   (i) "Fair Market Value" on a particular date means the average of the high and low sale prices of a share of Common Stock in consolidated trading on the date in question as reported by The Wall Street Journal or another
                                           -----------------------
       reputable source designated by the Committee; provided that if there were no sales on such date reported as provided above, the respective prices on the most recent prior day for which a sale was so reported.

   (j) "General Counsel" means the General Counsel of the Company serving from time to time.

   (k) "Non-Employee Director" means a member of the Board of Directors of the Company who is not an officer of the Company or a Subsidiary, and is not otherwise currently employed by the Company or a Subsidiary.

   (l) "Option" means a non-qualified option granted under this Plan to purchase shares of Common Stock.

   (m) "Participant" means a Non-Employee Director who has been granted a Stock Incentive.

   (n) "Performance Unit Award" means an amount of cash or shares of Common Stock or a combination of each, that will be distributed in the future if continued service and/or other performance objectives or contingencies specified by the Committee are attained. Such other performance objectives may include, without limitation, corporate, financial or operating performance measures and such other contingencies may include the Participant's depositing with the Company, acquiring or retaining for stipulation time periods, specified amounts of Common Stock. The amount of the award may, but need not be, determined by reference to the market value of Common Stock.

   (o) "Plan" means the ONEOK, Inc. Stock Compensation Plan for Non-Employee Directors set forth in these pages, as amended from time to time.

   (p) "Plan Year" means the calendar year beginning on January 1 and ending the next December 31.

   (q) "Restricted Stock Award" means shares of Common Stock which are issued or transferred to a Participant under Section 5 below and which will become free of restrictions specified by the Committee if continued service and/or other performance objectives or contingencies specified by the Committee are attained. Such other performance objectives may include, without limitation, corporate, financial or operating performance measures and such other contingencies may include the Participant's depositing with the Company, acquiring or retaining for stipulated time periods, specified amounts of Common Stock.

   (r) "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

   (s) "Section 16 Person" means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

   (t) "Stock Bonus Award" means an amount of cash or shares of Common Stock which is distributed to a Participant or which the Committee agrees to distribute in the future to a Participant in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date the distribution is made. The amount of the award may, but need not be, determined by reference to the market value of Common Stock. Performance Unit Awards and Restricted Stock Awards are specific types of Stock Bonus Awards.





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   (u) "Stock Incentive" means an award granted under this Plan in one of the forms provided for in Section 3.

   (v) "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interest) having more than 50 percent of the voting power are or in the future become owned or controlled, directly or indirectly, by the Company.

3. Grants of Stock Incentives.

   (a) Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Non-Employee Directors Stock Bonus Awards, which may, but need not be, Performance Unit Awards or Restricted Stock Awards, and/or Options.

   (b) After a Stock Incentive has been granted,

       (i) the Committee may waive any term or condition thereof that could have been excluded from such Stock Incentive when it was granted, and

       (ii) with the written consent of the affected Participant, may amend any Stock Incentive after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Stock Incentive when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment.

4. Stock Subject to the Plan.

   (a) The maximum number of shares of Common Stock authorized to be issued or transferred pursuant to Stock Incentives to be granted under the Plan upon the Plan's initial adoption on January 18, 2001, is three hundred fifty thousand (350,000) shares of Common Stock. The maximum number of shares of Common Stock with respect to which options or other Stock Incentives may be granted or issued to any Participant under the Plan during any year is 10,000.

   (b) Such shares shall be shares of Common Stock held by the Company as treasury stock, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust pursuant to paragraph 11(d) below, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a trust pursuant to paragraph 11(d) below or to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain, treasury shares irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose. No shares shall be issued or transferred except in compliance with applicable securities laws and stock exchange requirements.

   (c) If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the termination, expiration or cancellation, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of the Participant's failure to comply with the terms and conditions of a Stock Incentive or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in paragraph (a) above of this
       Section 4 and may again be made subject to Stock Incentives; provided that the number of shares not so issued or transferred and any such reacquired shares may again be made subject to Stock Incentives for
       Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify. If a Participant pays the purchase price of shares subject to an Option by surrendering shares of Common Stock in accordance with the provisions of paragraph 6(b)(iv) below, the number of shares surrendered shall be added back to the number of



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       shares available for issuance or transfer under the Plan so that the maximum number of shares that may be issued or transferred under the Plan pursuant to paragraph 4(a) above shall have been charged only for the net number of shares issued or transferred pursuant to the Option exercise.

5. Stock Bonus Awards, Performance Unit Awards, Restricted Stock Awards.

   Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to the following provisions:

   (a) A Non-Employee Director may be granted a Stock Bonus Award, Performance Unit Award or Restricted Stock Award, whether or not he or she is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

   (b) Shares of Common Stock subject to a Stock Bonus Award may be issued or transferred to a Participant at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, and subject to such terms and conditions, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Participant at the time such Award is granted, the Committee may, but need not, provide for payment to such Participant, either in cash or shares of Common Stock, from time to time or at the time or times such shares shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares (as adjusted under Section 8) if such shares had been issued or transferred to such Participant at the time such Award was granted.

   (c) Any Stock Bonus Award, Performance Unit Award or Restricted Stock Award may, in the discretion of the Committee, be settled in cash, on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted; and the number of shares for which such cash payment is made shall be added back to the maximum number of shares available for use under the Plan, provided that the number of shares for which such cash payment is made may be made subject to Stock Incentives for Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify.

   (d) Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee shall determine; provided however, that upon the issuance or transfer of shares to a Participant pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. All or any portion of a Stock Bonus Award may, but need not be, made in the form of a Performance Unit Award or a Restricted Stock Award.

   (e) Each Stock Bonus Award, Performance Unit Award and Restricted Stock Award shall be evidenced by a written instrument in such form as the Committee shall determine, signed by an officer of the Company duly authorized to do so, provided that such instrument is consistent with this Plan and incorporates it by reference.

6. Options.

   Options shall be subject to the following provisions:

   (a) Subject to the provisions of Section 8, the purchase price per share shall be, in the case of an Option, not less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Committee so provides at the time of grant of an Option, be indexed to the increase in an index specified by the Committee.




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   (b) The purchase price of shares subject to an Option may be paid in whole or in part (i) in cash, (ii) by bank-certified, cashier's or personal check subject to collection, (iii) if so provided in the Option and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the Option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) if so provided in the Option and subject to such terms and conditions as are specified in the Option, in shares of Common Stock owned by the optionee for at least six months prior to such surrender, or other property surrendered to the Company. Property for purposes of this paragraph shall include an obligation of the Company unless prohibited by applicable law. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. Any such other property thus surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Committee. If so provided in the Option and subject to such terms and conditions as are specified in the Option, in lieu of the foregoing methods of payment, any portion of the purchase price of the shares to be issued or transferred may be paid by a promissory note secured by pledge of the purchased shares in such form and containing such provisions (which may but need not provide for interest and for payment of the note at the election of the Participant in cash or in shares of Common Stock or other property surrendered to the Company) as the Committee may approve; provided that
       (A) if the Committee permits any such note to be paid by surrender of shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of such surrender, and (B) if the Committee permits any such note to be paid by surrender of other property, such other property shall be valued at its fair market value on any reasonable basis established or approved by the Committee, and (C) any such note shall mature in ten years or such lesser period as may be specified by the Committee.

   (c) Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section 6, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, at such time or times and subject to satisfaction of such terms and conditions as the Committee may determine. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

   (d) Each Option shall be exercisable during the life of the optionee only by him or her or his or her guardian, legal representative, or permissible transferee under Section 11(a), below, and after the death only by his or her Beneficiary or, absent a Beneficiary, by his or her estate or by a person who acquired the right to exercise the Option by will or the laws of decent and distribution; provided that an Option of a Section 16 Person and may be exercisable after death by a Beneficiary only if such exercise would be, in the opinion of the General Counsel, permissible under and consistent with SEC Rule 16b-3 or the Code, as the case may be. Each Option shall expire at such time or times as the Committee may determine, provided that notwithstanding any other provision of this Plan, no Option shall be exercisable after the tenth anniversary of the date the Option was granted. If an Option is granted for a term of less than ten (10) years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for an Option to be exercisable after termination of service as a Non-Employee Director until its fixed expiration date (or until an earlier date or specified event occurs).

   (e) Each Option shall be evidenced by a written instrument, signed by an officer of the Company duly authorized to do so, which shall contain such terms and conditions, and shall be in such form, as the





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       Committee shall determine, provided the instrument is consistent with this Plan and incorporates it by reference. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.

   (f) The Committee may specify, at the time of grant of an Option, that a Participant shall be granted an Option (a "Restored Option") if and when
       (i) such Participant exercises all or part of an Option, including a previously granted Restored Option, (an "Original Option") by surrendering shares of Common Stock already owned by him or her in full or partial payment of the Option price under such Original Option and/or
       (ii) shares of Common Stock are surrendered or withheld to satisfy tax obligations incident to the exercise of such Original Option. All Restored Options shall be subject to the availability of shares of Common Stock under the Plan at the time of such exercise. A Restored Option shall cover a number of shares of Common Stock not greater than the number of shares of Common Stock surrendered in payment of the option price under such Original Option and/or used to satisfy any tax obligation incident to the exercise of such Original Option. Each Restored Option shall have an option price equal to the Fair Market Value of the Common Stock on the date of grant of the Restored Option and shall expire on the stated expiration date of the Original Option. The date of grant of a Restored Option shall be the date on which the exercise of the Original Option or a previously granted Restored Option resulted in the grant of such Restored Option. A Restored Option shall be exercisable at any time and from time to time from or after the date of grant of the Restored Option (or as the Committee in its sole discretion shall otherwise specify in the written instrument evidencing the Restored Option). The written instrument evidencing a Restored Option shall contain such other terms and conditions, which may include a restriction on the transferability of the Common Stock received upon the exercise of the Original Option or Restored Option, as the Committee in its sole discretion may deem desirable.

   (g) No Option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

   (h) An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Secretary on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized by the Committee and described in Section 6(b) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share.

7. Certain Change in Control Provisions.

   Notwithstanding any provision of the Plan to the contrary, any Stock Incentive which is outstanding but not yet exercisable, vested or payable at the time of a Change in Control shall become exercisable, vested and payable at that time. Any Option affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. Subject to the foregoing provisions of this Section 7, the Committee may at any time, and subject to such terms and conditions as it may impose:

   (a) authorize the holder of an Option to exercise the Option following the termination of the Participant's service as a Non-Employee Director with the Company and its Subsidiaries, whether or not the Option would otherwise be exercisable following such event, provided that in no event may an Option be exercised after the expiration of its term;

   (b) grant Options which become exercisable only in the event of a Change in Control;

   (c) authorize a Stock Bonus Award, Performance Unit Award or Restricted Stock Award to become non-forfeitable, fully earned and payable upon or following the termination of the Participant's service as a



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       Non-Employee Director with the Company and its Subsidiaries, whether or not the Award would otherwise become non-forfeitable, fully earned and payable upon or following such event;

   (d) grant Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

   (e) provide in advance or at the time of Change in Control for cash to be paid in settlement of any Option, Stock Bonus Award, Performance Unit Award or Restricted Stock Award in the event of a Change in Control, either at the election of the Participant or at the election of the Committee.

8. Adjustment Provisions.

     In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the number and class of shares or other securities or property that may be issued or transferred pursuant to Stock Incentives thereafter granted or that may be optioned or awarded under the Plan to any Participant, (b) the number and class of shares or other securities or property that may be issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share under outstanding and future Stock Incentives, and (d) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted in such manner as the Committee shall determine.


9. Effective Date and Duration of Plan.

   The Plan shall be effective when it is first approved by the Board of Directors, and shall remain in effect, and Stock Incentives may be granted, until Stock Incentives have been granted with respect to all shares authorized to be issued or transferred hereunder or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Stock Incentives outstanding at that time. In no event shall an Option be granted under the Plan more than ten (10) years from the date the Plan is first adopted by the Board.

10. Administration.

   (a) The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he or she shall be a "Non-Employee Director," as defined in SEC Rule 16b-3, which definition shall control for determining eligibility for such appointment notwithstanding any differing definition of that term used for other purposes in the Plan.

   (b) The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power to interpret, administer and construe the Plan and any instruments issued under the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority to (i) select the Participants in the Plan, (ii) determine when Stock Incentives shall be granted, (iii) determine the number of shares to be made subject to each Stock Incentive, (iv) determine the type of Stock Incentive to grant, and (v) determine the terms and conditions of each Stock Incentive, including the exercise price, in the case of an Option, and (vi) approve any transaction involving a Stock Incentive for a Section 16 Person (other than a "Discretionary Transaction" as



                                      21
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       defined in SEC Rule 16b-3) so as to exempt such transaction under SEC
       Rule 16b-3; provided, that any transaction under the Plan involving a
       Section 16 Person also may be approved by the Board of Directors, or may be approved or ratified by the stockholders of the Company, in the manner that exempts such transaction under SEC Rule 16b-3. The interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive on the Company, its stockholders, Subsidiaries, all Participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

   (c) Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

11. General Provisions.

   (a) Any provision of the Plan to the contrary notwithstanding, any Stock Incentive issued under the Plan, including without limitation any Option, shall not be transferable by the Participant other than by will or the laws of descent and distribution or upon the death of an Optionee to a Beneficiary designated by the Participant, unless the instrument evidencing the Stock Incentive expressly so provides (or is amended to so provide) and is approved by the Committee; and any purported transfer of an Option upon the death of an Optionee to a Beneficiary, shall be effective only if such transfer is, in the opinion of the General Counsel, permissible under and consistent with SEC Rule 16b-3 and other applicable laws and regulations, as the case may be. Notwithstanding the foregoing, a Participant may transfer any Stock Incentive granted under this Plan, to members of his or her immediate family (defined as his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members are the only partners if (and only if) the instrument evidencing such Stock Incentive expressly so provides (or is amended to so provide) and is approved by the Committee, and the Participant does not receive any consideration for the transfer; provided that any such transferred Stock Incentive shall continue to be subject to the same terms and conditions that were applicable to such Stock Incentive immediately prior to its transfer (except that such transferred Stock Incentive shall not be further transferable by the transferee inter vivos, except for transfer back to the original Participant holder of the Stock Incentive) and provided, further, that the foregoing provisions of this sentence shall apply to Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from
       Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify.

   (b) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to be employed, or continue in the employment or service of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment or service of any person at any time with or without cause.

   (c) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

   (d) No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a trust, (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to him or her. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to Stock Incentives then outstanding, to be issued or transferred to, or acquired by, a trust (including but not limited to a



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

       grantor trust) for the purpose of satisfying the Company's obligations under such Stock Incentives, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Stock Incentives to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

   (e) The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Stock Incentive. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the Participant, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

   (f) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers or employees generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

   (g) Any provision of the Plan to the contrary notwithstanding, except to the extent that the Committee determines otherwise, transactions by and with respect to Section 16 Persons under the Plan are intended to qualify for any applicable exemptions provided by SEC Rule 16b-3. Every provision of the Plan shall be administered, interpreted and constructed to carry out the foregoing intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

   (h) By accepting any benefits under the Plan, each Participant, and each person claiming under or through him or her, shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

   (i) The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Oklahoma, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Oklahoma, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

   (j) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

12. Amendment and Termination.

   The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Oklahoma law, the Code, any applicable exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without written consent of the Participant.




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

13. Successors.

   The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Plan), and the heirs, executors and administrators of each Participant.








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